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                                                                    EXHIBIT 10.3


                        FEDERAL HOME LOAN BANK OF SEATTLE
                            Seattle, Washington 98101

                            PROMISSORY NOTE NO. 75494
                             Cash Management Advance

For purposes of this promissory note the:
Issue Date shall be:       May 7, 1987
Maturity Date shall be:    May 7, 1998
Maximum Borrowing Amount shall be:  FIFTEEN MILLION NINE HUNDRED FIFTEEN
                                    THOUSAND ONE HUNDRED and NO/100
DOLLARS  ($15,915,100.00)

Index shall be:         Cash Management Advance Rate, as quoted by the Bank
Interest Rate shall be: Index calculated on an actual/360 basis

For value received, on each business day, the undersigned maker ("Customer") hereby promises to pay to the order of the FEDERAL HOME LOAN BANK OF SEATTLE ("Bank") the Principal Sum of the Maximum Borrowing Amount or, if less, the aggregate unpaid principal and interest amount of all Advances made by the Bank pursuant to the Cash Management Agreement Letter outstanding on the Maturity Date. The Maturity Date of the Note shall mean the earlier of the Maturity Date or the date on which the Bank demands in writing that the Customer pay the unpaid principal amount hereof. The Customer acknowledges that such demand may be made whether or not a Default has occurred.

The Customer also promises to pay interest on the daily unpaid principal amount of each Advance from the date of each Advance until payment in full, payable at the Bank's office on the first day of each month that is a business day for the Bank, at a rate per annum equal to the "Cash Management Advance Rate" quoted by the Bank from time to time. Each change in interest rate will take effect simultaneously with the corresponding change in the Cash Management Advance Rate. Upon occurrence of a Default, interest and principal on each Advance shall be payable as provided in the Advances, Security, and Deposit Agreement.

All Advances made by the Bank to the Customer pursuant to the Cash Management Agreement Letter and all payments on account of principal thereof shall be recorded by the Bank with reference to this Promissory Note number.

This Promissory Note is the Note referred to in, and is entitled to the benefits of the Cash Management Agreement Letter as the same may be amended, modified or supplemented from time to time, between the Bank and the Customer. This Promissory Note is also governed by and is subject to the agreements, terms and conditions contained in an instrument entitled "Advances, Security, and Deposit Agreement" between the Customer and the Bank, the provisions of which are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Cash Management Agreement Letter and the Advances, Security and Deposit Agreement. Advances are to be used for sound business purposes. Non-qualified thrift lenders use funds for activities which support housing related purposes. Any Savings Association which does not meet qualified thrift lender requirements is to notify the Bank of its ineligibility.

The Customer may repay the principal amount hereof, in whole or in part without prior day's notice to the Bank or additional fee.

IN WITNESS WHEREOF, the Customer, by authority of its Board of Directors or other governing body, confirms its application for the Advance evidenced hereby and has caused this Note to be executed and delivered by its duly designated and authorized Officers.

                        Cowlitz Bank, Longview, WA 09014
                                   (Customer)


By: /s/ Donna P. Garder       , its Sr. Vice President & Chief Financial Officer
   --------------------------       --------------------------------------------
        (Signature)                                 (Title)


        Donna P. Gardner
   --------------------------
         (Typed Name)


By: /s/ Charles W. Jarrett    , its President & Cheife Executive Officer
   ---------------------------      --------------------------------------------
           (Signature)                               (Title)


        Charles W. Jarrett
   ---------------------------
         (Typed Name)